PROXY STATEMENT PURSUANT TO SECTION 14(a)
             OF THE SECURITIES EXCHANGE ACT OF 1934


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Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
Section 240.14a-12


                     FIRST LIBERTY BANK CORP.
        (Name of Registrant as Specified in its Charter)



           (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act
     Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:




     2) Aggregate number of securities to which transaction applies:




     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):




     4)  Proposed maximum aggregate value of transaction:



     5)  Total fee paid:




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[ ]  Check box if any part of the fee is offset as provided by
     Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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                   [FIRST LIBERTY BANK CORP. LOGO]
                        _____________________

                                NOTICE
                                  OF
                   ANNUAL MEETING OF SHAREHOLDERS
                       to be held May 15, 2000
                        _____________________


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Meeting") of First Liberty Bank Corp. ("First Liberty") will be held on Monday, May 15, 2000, at 9:00 a.m. (Eastern Time) at the Sacred Heart of Mary Center, 624 Madison Avenue, Jermyn, Pennsylvania 18433, for the following purposes:

          (1)  To elect six (6) Class II directors of First
     Liberty to serve for a term of three years and until their successors shall have been elected and qualified;

          (2) To transact such other business as may properly be presented at the Meeting.

     Shareholders of record at the close of business on March 31, 2000, are entitled to notice of, and to vote at the Meeting.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON,
PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE
PROVIDED.

                             BY ORDER OF THE BOARD OF DIRECTORS


                             /s/Donald J. Gibbs
                             DONALD J. GIBBS
                             Treasurer
Jermyn, Pennsylvania
April 17, 2000



                   FIRST LIBERTY BANK CORP.
                    645 Washington Avenue
                         P.O. Box 39
               Jermyn, Pennsylvania 18433-0039
                       (570) 876-6500
                _______________________________

                       PROXY STATEMENT
               ANNUAL MEETING OF SHAREHOLDERS
                        May 15, 2000
                _______________________________

                    GENERAL INFORMATION

     Solicitation of Proxies. The Board of Directors of First Liberty Bank Corp. ("First Liberty"), parent company of First Liberty Bank & Trust, is providing this proxy statement to solicit proxies for use at First Liberty's annual meeting of shareholders to be held May 15, 2000, or any adjournment thereof (the "Meeting"). First Liberty is first mailing this proxy statement and the accompanying proxy on or about April 17, 2000. First Liberty will pay the expense of soliciting proxies. First Liberty expects to solicit proxies primarily by mail. First Liberty's directors, officers and employees may also solicit proxies personally, by telephone and by facsimile or similar means.

     Voting and Revocation of Proxies. The execution and return of the enclosed proxy will not affect a shareholder's right to attend the Meeting and vote in person. Any shareholder giving a proxy may revoke it at any time before it is exercised by submitting written notice of its revocation, by submitting a subsequently executed proxy bearing a later date to the Secretary of First Liberty, or by attending the Meeting and electing to vote in person. Shareholders of record at the close of business on March 31, 2000 (the "Record Date"), are entitled to notice of, and to vote at, the Meeting. On the Record Date, there were 6,427,804 shares of First Liberty common stock outstanding, each of which will be entitled to one vote at the Meeting. Shareholders are not entitled to cumulate votes in the election of directors.

     If the enclosed proxy is appropriately marked, signed and returned in time to be voted at the Meeting, the shares represented by the proxy will be voted in accordance with the instructions marked thereon. Signed proxies not marked to the contrary will be voted "FOR" the election, as directors, of the nominees of the Board of Directors. Signed proxies will be voted "FOR" or "AGAINST" any other matter that properly comes before the Meeting or any adjournment thereof, in the discretion of the persons named as proxyholders, including with respect to any matters not complying with the advance notice provisions set forth in First Liberty's bylaws.

     Quorum. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast will constitute a quorum at the Meeting. Abstentions with respect to one or more proposals voted upon at the Meeting will be included for purposes of determining the presence of a quorum at the Meeting.

                    ELECTION OF DIRECTORS

          The Articles of Incorporation of First Liberty provide that First Liberty's business shall be managed by a Board of Directors of not less than five and not more than twenty-five persons, the exact number to be fixed from time to time by the Board of Directors. The Board of Directors of First Liberty is divided into three classes: Class I, Class II, and Class III, with each class being as nearly equal in number as possible. Only one Class is generally elected at each annual meeting to serve for a term of three years. The Board of Directors has fixed the number of directors at seventeen, with five directors in Class I and six directors in each of Class II and Class III. Accordingly, six Class II directors have been nominated for election at the Meeting. The term of office of the Class II directors elected at the Meeting will expire on the date of the annual meeting in 2003.

          The Board of Directors has nominated Edmund J. Biancarelli, M.D., William M. Davis, William K. Nasser, Jr., Peter A. Sabia, Thomas G. Speicher and Steven R. Tokach as Class II directors. Each of these persons is presently a director of First Liberty.

          The bylaws of First Liberty permit nominations for election to the Board of Directors to be made by the Board of Directors or by any shareholder entitled to vote for the election of directors. Nominations for director made by shareholders (other than by the Board of Directors) must be made, in writing, delivered or mailed to First Liberty not less than twenty days prior to the date of a shareholders' meeting. Such notice must contain the same information to the extent known to the notifying shareholder as that required to be stated by First Liberty in its proxy statement with respect to nominees for the Board of Directors. Any nominations that are not made in this manner or any votes cast at the Meeting for any candidate not duly nominated may be disregarded by the Chairman of the Meeting. No notice of nomination for election as a director has been received from any shareholder as of the date of this proxy statement.

          Shares represented by properly executed proxies in the accompanying form will be voted for the nominees named below unless otherwise specified in the proxy by the shareholder. Any shareholder who wishes to withhold authority from the proxyholders to vote for the election of directors or to withhold authority to vote for any individual nominee may do so by marking his or her proxy to that effect. No proxy may be voted for a greater number of persons than the number of nominees named. If any nominee should become unable to serve, the persons named in the proxy may vote for another nominee. First Liberty's management, however, has no present reason to believe that any nominee listed below will be unable to serve as a director, if elected.

          The following table sets forth information concerning the nominees for election as Class II directors and the continuing Class I and Class III directors, including their principal occupations or employment during the past five years and their ownership of First Liberty common stock as of the Record Date.




Name and Principal      Age and     Sole Voting      Shared Voting    Total Shares    Percent of
Occupation During       Director   and Investment    and Investment   Beneficially   Total Shares
Past Five Years         Since(1)       Power             Power           Owned        Outstanding

NOMINEES AS CLASS II DIRECTORS TO SERVE UNTIL 2003
Edmund J. Biancarelli     86            3,600          137,700         141,300           2.2%
Jessup, PA               1964
Medical Doctor

William M. Davis          64            2,000           90,828          95,288(2)        1.5
Jermyn, PA               1966
President and CEO of
First Liberty and
First Liberty Bank & Trust

William K. Nasser, Jr.    47            5,636            2,628          12,504(5)        0.2
Dunmore, PA              1997
President, Nasser & Co.

Peter A. Sabia            68              108          308,795         400,308(3)        6.3
Dunmore, PA              1984
Owner of Valley Dodge
Truck Center

Thomas G. Speicher        53             --             25,456          27,456(4)        0.4
Archbald, PA             1996
President and CEO of
TR Associates

Steven R. Tokach          53            1,000           20,720           21,720          0.3
Mountaintop, PA          1997
Executive Vice
President of
First Liberty and
First Liberty Bank & Trust

CONTINUING AS CLASS III DIRECTORS TO SERVE UNTIL 2001
David M. Epstein, Esquire 61           14,848              --           79,168(6)        1.2%
Charlotte, NC            1985
Attorney

Robert T. Kelly           73           91,280             --            92,660(7)        1.4
Jessup, PA               1971
Certified Public Accountant

Harold P. McGovern        41           11,466             --            11,466           0.2
Carbondale, PA           1998
President, McGovern
Insurance Agency

Saul Kaplan               74          880,318             --           880,318          13.8
Scranton, PA             1974
Owner, Montage Foods

Harold Kaplan             66          209,728             --           209,728           3.3
Dalton, PA               1986
Owner, Montage Foods

Joseph P. Coviello        50              548           43,100          43,648           0.7
Clarks Summit, PA        1990
Attorney





CONTINUING CLASS I DIRECTORS TO SERVE UNTIL 2002
Kuzma Leschak, Jr.        75             --             18,500          38,700(8)         .6%
Jermyn, PA               1950
Chairman, Board of
Directors

I. Leo Moskovitz          95            4,000              --          101,200(9)        1.6
Jermyn, PA               1953
Retired President of
Predecessor to
First Liberty Bank & Trust

Michael A. Barbetti       52            6,612            3,524          17,120(10)        .3
Scranton, PA             1991
Certified Public
Accountant

Norman E. Woodworth       70           46,056              --          100,560(11)       1.6
Peckville, PA            1985
Retired

Fred J. Gentile           73              927           36,128          37,055            .6
Lake Ariel, PA           1966
Retired

All Directors and         --        1,278,127          688,519       2,311,339          36.3
Officers as a group
(18 Persons)
_____________________


(1) Includes period served as a director of predecessor institutions of First Liberty and First Liberty Bank &
     Trust.

(2)  Includes 2,400 shares in a self-directed IRA.

(3) Includes 91,405 shares owned in various capacities by his children.

(4)  Includes 2,000 shares held in a self-directed IRA.

(5) Includes 400 shares owned by his children and 3,840 shares held in a self-directed IRA.

(6) Includes 19,000 shares owned by his mother and 45,320 shares owned individually by his spouse.

(7)  Includes 1,380 shares owned individually by his spouse.

(8) Includes 20,200 shares owned in various capacities by his children.

(9)  Includes 97,200 shares owned individually by his spouse.

(10) Includes 924 shares owned individually by his spouse and 6,060 shares owned by his son.

(11) Includes 43,045 shares owned individually by his spouse and 11,448 shares owned by his children.

Board and Committee Meetings; Director Compensation

          First Liberty's Board of Directors met twelve times during 1999. First Liberty has an Audit Committee, an Executive Committee and a Personnel, Retirement & Compensation Committee. The Audit Committee, which is responsible for reporting to the Board on the financial condition of First Liberty and acting as a liaison between the Board and First Liberty's independent auditors, met nine times during 1999. The Personnel, Retirement & Compensation Committee, which is responsible for the administration of compensation and benefit plans and programs, met once during 1999. The Capital and Dividend Committee, established on September 22, 1999 and responsible for the administration of distributions to shareholders, met once during 1999. The Executive Committee, which can exercise the authority of the Board to the extent permitted by law during intervals between meetings of the Board, did not meet during 1999. During 1999, all of the directors of First Liberty attended at least 75% of the aggregate of all meetings of First Liberty's Board of Directors and committees of the Board on which they served, except for David M. Epstein, Esquire.

         The Audit Committee consists of Directors Kelly (Chairman), Barbetti, Biancarelli, Epstein, Gentile, Moskovitz, Nasser and Speicher. The Executive Committee consists of Directors Davis (Chairman), Coviello, Harold Kaplan, Leschak, Sabia and Tokach. The Personnel, Retirement & Compensation Committee consists of Directors Sabia (Chairman), Coviello, Harold Kaplan, McGovern, Nasser, Speicher and Woodworth. The Capital and Dividend Committee consists of directors Harold Kaplan (Chairman) Coviello, Davis, Epstein and Sabia.

          The Board of Directors of First Liberty is identical to the Board of Directors of First Liberty Bank & Trust. First Liberty Bank & Trust holds bi-monthly meetings. Each nonemployee director of First Liberty Bank & Trust receives $1,000 per meeting held unless the director fails to attend two meetings during the year, in which case the director is paid thereafter only for meetings actually attended. First Liberty Bank Corp. does not pay directors' fees.

Executive Compensation

          Set forth in the following table is certain compensation information with respect to the Chief Executive
Officer of First Liberty and each other executive officer of First Liberty who received compensation in excess of $100,000 for the fiscal year ended December 31, 1999:


                                           Summary Compensation Table

                                                                  Long Term Compensation
                             Annual Compensation                  Awards                  Payouts
                                                      Other       Restricted  Securities
Name and                                              Annual      Stock       Underlying  LTIP        All Other
Principal                                             Compen-     Awards      Options     Payouts     Compen-
Position            Year     Salary($)     Bonus($)   sation($)   ($)         SARs(#)     ($)         sation
William M. Davis    1999   $236,343(1)     $55,000    $ 0         $ 0         $ 0         $ 0         $ 0
President & CEO     1998    206,865(1)      50,000      0           0           0           0           0
                    1997    177,788         30,000      0           0           0           0           0

Steven R. Tokach    1999    155,672(1)      30,000      0           0           0           0           0
Executive Vice      1998    137,313(1)      25,000      0           0           0           0           0
President           1997    116,299         20,000      0           0           0           0           0

Richard Masucci     1999    105,904              0      0           0           0           0           0
Senior Vice         1998    102,960              0      0           0           0           0           0
President

_________________

(1) The base salaries of Mr. Davis and Mr. Tokach were increased to $245,000 and $165,000 per year, respectively, during 1999.

          In June 1993, First Liberty entered into employment agreements with William M. Davis, President and Chief Executive Officer of First Liberty, and Steven R. Tokach, Executive Vice President of First Liberty. Each agreement was for an initial three-year term and is renewed annually for a three-year period unless 30 days' prior notice of nonrenewal is given by either party in which case the agreement will expire at the end of the then existing term. Each agreement provided for an initial base salary which First Liberty may increase, but not decrease, from time to time. The current base salaries for Mr. Davis and Mr. Tokach under the agreements are $245,000 and $165,000, respectively. If the executive's employment is terminated without "cause" (as defined in the agreement) or the executive terminates his employment for "good reason" (as defined in the agreement) following a "change in control" of the Company, the executive becomes entitled to severance benefits under the agreement. "Good reason" includes a reduction in title, responsibilities, or authority, a reassignment which requires the executive to travel from his principal residence more than 25 miles, any removal of the executive from office (subject to certain exceptions), a reduction in base salary, or a failure to provide the executive with comparable benefits following a "change in control." If any such termination occurs following a "change in control," Mr. Davis and Mr. Tokach will be entitled to receive their current salary for the remainder of the then existing contract term plus certain welfare benefits in effect during the two (2) years prior to such termination.

          First Liberty does not presently compensate executives or employees by means of any stock option or long-term incentive plan. A long-term incentive plan means a plan providing compensation to serve as an incentive for performance over a period longer than one fiscal year.

Report of the Compensation Committee

          First Liberty's salary and compensation policies are administered by the Personnel, Retirement & Compensation Committee of the Board of Directors. This Committee consists entirely of nonemployee directors of First Liberty. The primary objective of the Committee is to set salaries and benefit levels which are competitive with levels available at financial institutions of similar size in First Liberty's market area.
The Committee annually evaluates and recommends to the Board of Directors compensation and bonus awards to employees of First Liberty, including the Chief Executive Officer.

          At present, First Liberty's executive compensation program is comprised of salary and bonus. There are no long-term incentive programs, including any stock-based forms of remuneration. Salary levels are determined within ranges for specific job descriptions for all executive employees other than the Chief Executive Officer and the Executive Vice President. Ranges are determined by comparing two commercially available salary surveys and also data collected on comparable salaries paid to officers who are similarly situated at other financial institutions in First Liberty's market area. Salaries are set within the ranges for each job description based on an evaluation by the Committee of an individual's job performance.

          The salary level of the Chief Executive Officer was set at $245,000 effective June 1, 1999 based on the Committee's and the Board's perception of the Chief Executive Officer's contribution to First Liberty, including without limitation his efforts to enhance First Liberty's financial performance by expanding the Bank's services and market area. The Chief Executive Officer was also awarded a bonus of $55,000 for 1999. The salary level and bonus for the Chief Executive Officer and for other executive employees were not based on any quantitative criteria.

          First Liberty presently does not maintain any long-term incentive plans, including stock option plans or other stock-based plans, for its employees. First Liberty does maintain a tax-qualified defined benefit plan for all of its employees. In addition, First Liberty historically has paid an annual bonus to all employees based on the achievement of pre-determined returns on shareholders' equity.

          This report has been submitted by the Personnel, Retirement & Compensation Committee of the Board of Directors, the members of which are: Peter A. Sabia, Chairman; Thomas G. Speicher; William K. Nasser, Jr.; Harold P. McGovern; Robert T. Kelly; Norman E. Woodworth; Harold S. Kaplan; and Joseph P. Coviello, Esquire.

Performance Graph

          Set forth below is a graph and table comparing the yearly percentage change in the cumulative total shareholder return on First Liberty common stock against the cumulative total return on the S&P 500 Index and the cumulative total return on the NASDAQ Bank Index for the five-year period commencing December 31, 1994, and ending December 31, 1999.

          Cumulative total return on First Liberty Common Stock, the S&P 500 Index and the NASDAQ Bank Index equals the total increase in value since December 31, 1994, assuming reinvestment of all dividends. The graph and table were prepared assuming that $100 was invested on December 31, 1994, in First Liberty common stock, the S&P 500 and the NASDAQ Bank Index.




                 The First Liberty Bank Corp.
                      Performance Graph

               [Graph to be inserted separately]


                 1994       1995      1996      1997      1998     1999


S&P 500          $100       $138      $169      $226      $290     $351

NASDAQ Bank       100        149       197       329       327      314
Index

First Liberty     100        116       146       206       254      234

____________

Pension Plan

          First Liberty maintains a defined benefit retirement plan ("Pension Plan") for all employees who have attained age 21 and have completed one year of eligibility service. The following table sets forth the estimated annual benefits payable upon retirement to participants at normal retirement age, in the average annual salary and years of service classifications specified.




           THE FIRST LIBERTY BANK CORP. PENSION PLAN
          ILLUSTRATION OF BENEFITS AT DECEMBER 31, 1999

                  ___Benefits Payable Per Years of Service(1)(2)___
Remuneration(3)     15          20          25           30           35
    25,000        6,750       9,000       11,250       13,500       15,750
    50,000       14,250      19,000       23,750       28,500       33,250
    75,000       21,750      29,000       36,250       43,500       50,750
   100,000       29,250      39,000       48,750       58,500       68,250
   125,000       36,750      49,000       61,250       73,500       85,750
   150,000       44,250      59,000       73,750       88,500      103,250
   200,000       47,250(4)   63,000(4)    78,750(4)    94,500(4)   110,250(4)
   225,000       47,250(4)   63,000(4)    78,750(4)    94,500(4)   110,250(4)
   250,000       47,250(4)   63,000(4)    78,750(4)    94,500(4)   110,250(4)

(1) The following are the years of credited service under the Pension Plan for the persons named in the cash compensation table: Mr. Davis-35 years; Mr. Tokach-12 years; and Mr. Masucci-1 year.

(2) Benefits are computed in single life annuity amounts without any reduction for Social Security or other offset amounts.

(3) Represents the highest average remuneration received over a consecutive five-year period during the last ten years, subject in the cases of Messrs. Davis and Tokach to a compensation limit of $160,000 in 1999.

(4)  The 1999 maximum annual benefit permitted when the Internal
     Revenue Code's annual compensation limit of $160,000 and maximum annual benefit limit are applied to the Pension
     Plan's benefit formula.

Certain Transactions

          Certain directors and executive officers of First Liberty, and associates of such persons (including corporations of which such persons are officers or 10% beneficial owners), were customers of and had transactions with First Liberty Bank & Trust in the ordinary course of business during 1999. All loans made to such persons were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risks of collectibility or present other unfavorable features. It is expected that any other transactions with directors and officers and their associates in the future will be conducted on the same basis.

Principal Shareholders of First Liberty

          On the Record Date, there were 6,427,804 shares of First Liberty common stock issued and outstanding held by approximately 1,466 shareholders of record. The following table sets forth information with respect to persons known by First Liberty to have beneficially owned 5% or more of the outstanding First Liberty common stock as of the Record Date:


Name and Address         Amount and Nature of
of Beneficial Owner      Beneficial Ownership   Percent of Class

Saul Kaplan(1)              880,318 shares            13.8%
101 Rhonda Drive
Scranton, PA

Peter A. Sabia(2)           400,308 shares             6.3%
402 Willow Street
Dunmore, PA
________________________

(1)  Mr. Kaplan is a director of First Liberty and First Liberty
     Bank & Trust.

(2)  Mr. Sabia is a director of First Liberty and First Liberty
     Bank & Trust. Amount includes 91,405 shares owned in various capacities by his children.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires First Liberty's officers and directors, and any persons owning ten percent or more of First Liberty common stock, to file in their personal capacities initial statements of beneficial ownership, statements of changes in beneficial ownership and annual statements of beneficial ownership with the Securities and Exchange Commission. Persons filing such beneficial ownership statements are required by SEC regulation to furnish First Liberty with copies of all such statements filed with the SEC. The rules of the SEC regarding the filing of such statements require that "late filings" of such statements be disclosed in First Liberty's proxy statement. Based solely on First Liberty's review of any copies of such statements received by it, and on representations from First Liberty's existing directors and officers that no annual statements of beneficial ownership were required to be filed by such persons, First Liberty believes that all such statements were timely filed in 1999.

Independent Auditors

          The Board of Directors of First Liberty has appointed the firm of KPMG LLP, as independent auditors to provide certain accounting services for First Liberty and its subsidiaries during fiscal year 2000. Representatives of this firm are expected to attend the Annual Meeting, will be afforded an opportunity to make a statement if they desire to do so, and will be available to respond to questions from shareholders.

Other Matters

          Management knows of no business other than as described above that is planned to be brought before the First
Liberty Annual Meeting.



                     SHAREHOLDER PROPOSALS

          First Liberty's 2001 Annual Meeting of Shareholders will be held on or about May 14, 2001. In accordance with the bylaws of First Liberty, a shareholder who desires to propose a matter for consideration at an annual meeting of shareholders must provide notice thereof in writing, delivered or mailed by first-class United States mail, postage prepaid, to the Secretary of First Liberty, not less than sixty days prior to such annual meeting. For the 2001 Annual Meeting of Shareholders, this period ends on March 18, 2001.

          Any shareholder who desires to submit a proposal to be considered for inclusion in First Liberty's proxy materials relating to its 2001 Annual Meeting of Shareholders in accordance with the rules of the Securities and Exchange Commission must submit such proposal in writing, addressed to First Liberty at 645 Washington Avenue, Jermyn, Pennsylvania 18433 (Attn: Secretary), on or before December 18, 2000.



                         [PROXY CARD]


                    FIRST LIBERTY BANK CORP.

     I/We hereby appoint Mary Anne Constantini and Crisley Sullivan as proxyholders, each with the power to appoint her substitute, and hereby authorize them to represent and to vote, as designated on the reverse side, all the shares of common stock of First Liberty Bank Corp. held of record by me/us on March 31, 2000, at the Annual Meeting of Shareholders to be held on May 15, 2000, or any adjournment thereof.

     This proxy when properly executed will be voted in the manner directed on the reverse side. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES OF THE BOARD OF DIRECTORS. This proxy will be voted, in the discretion of the proxyholders, upon such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof.

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

              Please vote and sign on the other side.




            THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                   "FOR" THE FOLLOWING MATTER

ELECTION OF CLASS II DIRECTORS

[ ]  FOR all nominees listed        [ ]  WITHHOLD AUTHORITY
     below (except as                    to vote for all
     marked to the contrary hereon)      nominees listed hereon

     Edmund J. Biancarelli, M.D.;
     William M. Davis; William K.
     Nasser, Jr.; Peter A. Sabia;
     Thomas G. Speicher and Steven R. Tokach

     (INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY
      INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NAME IN THE
      LIST ABOVE.)

                              The undersigned hereby
                              acknowledges receipt of the Proxy
                              Statement dated April 17, 2000 and
                              hereby revokes any proxy or
                              proxies heretofore given to vote
                              shares at said meeting or any
                              adjournment thereof.

Dated _____________, 2000     __________________________________
                                        Signature
(PLEASE DATE, SIGN AND
 RETURN THIS PROXY IN THE
 ENCLOSED ADDRESSED           __________________________________
 ENVELOPE)                    Signature if held jointly.  Please
                              sign exactly as name appears
                              hereon.